                                                                      Exhibit 11


                 CENTURY COMMUNICATIONS CORP. AND SUBSIDIARIES

                              EXHIBIT TO FORM 10-Q

                           For the Three Months Ended
                            August 31, 1999 and 1998

                      COMPUTATION OF LOSS PER COMMON SHARE
                   (Amounts in thousands, except share data)


                                                                      Three Months Ended
                                                       -----------------------------------------
                                                          August 31,                  August 31,
                                                            1999                         1998
                                                            ----                         ----
                                                                          (Unaudited)
Net loss                                                $ (190,135)                  $  (20,838)
                                                        ----------                   ----------
                                                        ----------                   ----------
Average number of common shares and
    common share equivalents outstanding
         Average number of common shares
           outstanding during this period               75,832,000                   74,775,000
         Add common share equivalents -
           options to purchase common shares - net       1,141,000                    1,862,000
                                                        ----------                  -----------
Average number of common shares and
    common share equivalents                            76,973,000(A)                76,637,000 (A)
                                                        ----------                  -----------
                                                        ----------                  -----------
Loss per common share                                    $   (2.47)(A)                 $   (.27)(A)
                                                        ----------                  -----------
                                                        ----------                  -----------


(A) In accordance with SFAS 128, the inclusion of common share equivalents in the computation of earnings per share need not be considered if the reduction of earnings per share is anti-dilutive. Therefore, loss per common share and common share equivalents as shown on the Consolidated Statements of Operations for the periods presented do not include certain common share equivalents as their effect is anti-dilutive.